UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 31, 2025

DULUTH HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Wisconsin	001-37641	39-1564801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Front Street

Mount Horeb, Wisconsin 53572

(Address of principal executive offices, including zip code)

(608) 424-1544

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, No Par Value	DLTH	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Duluth Holdings Inc. (the “Company”) entered into the Second Amendment to Credit Agreement, effective as of January 31, 2025 (the “Second Amendment”), among the Company, the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, BofA Securities, Inc., as a Joint Lead Arranger and Sole Bookrunner, and Keybanc Capital Markets Inc., as a Joint Lead Arranger, to amend its existing Credit Agreement, dated May 14, 2021, among the same parties, as amended (the “Credit Agreement”).

The Second Amendment amends the Credit Agreement, in part, to (i) decrease the revolving commitment from $200 million to $100 million; (ii) revise the definition of “Applicable Rate” to provide for pricing terms in the event of a Rent Adjusted Leverage Ratio greater than or equal to 3.50:1.0; (iii) limit the exceptions to the prohibition on restricted payments to (a) making dividends or distributions by any subsidiary to the Company, and (b) the acquisition of equity interests in satisfaction of tax withholding obligations associated with restricted stock or awards under employee incentive plans; and (iv) provide that the Maximum Rent Adjusted Leverage Ratio and the Minimum Fixed Charge Coverage Ratio will be measured commencing on the fiscal quarter ending May 2, 2021 and measured quarterly thereafter as of the last day of each fiscal quarter of the Company (other than for the fiscal quarter ending February 2, 2025).

The reduction in the revolving commitment rightsizes the credit facility with the Company’s cash needs to fund seasonal inventory builds and capital expenditure expectations, and results in fee savings.

The Second Amendment is filed as Exhibit 10.1 herewith and is incorporated herein by reference. The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the full text of such agreement.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Second Amendment, dated as of January 31, 2025, among Duluth Holdings Inc., the Lenders party thereto, Bank of America, N.A., as Administrative Agent, Swingline Lender and L/C Issuer, BofA Securities, Inc., as a Joint Lead Arranger and Sole Bookrunner, and Keybanc Capital Markets Inc., as a Joint Lead Arranger

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DULUTH HOLDINGS INC.

Date: February 6, 2025

	By:	/s/ Heena Agrawal
	Name:	Heena Agrawal
	Title:	Senior Vice President and Chief Financial Officer